UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report: March 31, 2017 (Date of earliest event reported)

Crystal Rock Holdings, Inc. (Exact name of registrant as specified in its charter)

DE (State or other jurisdiction of incorporation)	000-31797 (Commission File Number)	03-0366218 (IRS Employer Identification Number)

1050 Buckingham St., Watertown, CT (Address of principal executive offices)		06795 (Zip Code)
860-945-0661 (Registrant's telephone number, including area code)

Not Applicable (Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.   Submission of Matters to a Vote of Security Holders.

(a)           On March 31, 2017, Crystal Rock Holdings, Inc. held its annual meeting of stockholders.  Of the 21,358,411 shares of voting stock outstanding at the close of business on February 1, 2017, the record date, the holders of 20,491,300 shares were present or represented at the meeting.  Of that number, broker non-votes accounted for 5,111,511 shares, which were not voted for Proposal 1.

(b)           Proposal 1 was the election of directors.  All seven incumbent directors were reelected.  The votes cast are summarized as follows:

Director	Number of Shares Voted For	Number of Shares for Which Authority was Withheld

John B. Baker	12,741,296	2,638.493
Peter K. Baker	12,747,296	2,632,493
Martin A. Dytrych	12,199,260	3.180,529
John M. LaPides	12,200,260	3,179,529
Ross S. Rapaport	12,741,364	2,638,425
Lori J. Schafer	12,201,328	3,178,461
Bruce S. MacDonald	12,741,296	2,638,493

Proposal 2 was ratification of the appointment of Wolf & Company, P.C. as the Company's independent auditor for fiscal 2017.  The ratification was approved by a vote of 17,954,868 votes "For," 2,396,937 votes "Against," and 139,495 votes to "Abstain."

Item 9.01. Financial Statements and Exhibits
(d) Exhibits
      None.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: April 3, 2017		CRYSTAL ROCK HOLDINGS, INC.
	By:	/s/ David Jurasek
David Jurasek
Chief Financial Officer